                                                                   Exhibit 10.19
                                                                   -------------

THIS LICENCE made the 29th day of December, 1999

Between

                              Telexis Corporation
                a corporation continued under the laws of Canada
                                (the "Licensor")

                                      and

                              Intrinsix Canada Co.
                                (the "Licensee")

WHEREAS the Licensor leases certain premises (the "Premises") located at Tower B, 555 Legget Drive, Kanata, Ontario,(the "Building") pursuant to a lease from Kanata Research Park Corporation (the "Landlord") dated the 25th day of November, 1997 as amended by Amendment to Lease dated the 5th day of May, 1998, (the "Lease") upon the terms and conditions set forth therein;

AND WHEREAS the Licensor and the Licensee have agreed that the Licensor and the Licensee shall jointly occupy a portion of the Premises consisting of the third floor of the Building (the "Shared Facility") upon the terms and conditions set forth herein;

IN CONSIDERATION of the fees to be paid and the covenants in this license on the part of the Licensee, the Licensor grants to the Licensee on the terms hereof the following license:

(1) To occupy the Shared Facility in common with the Licensor for the purpose of carrying on the consulting engineering and services business (the "Purchased Business") formerly carried on by the Licensor in the Shared Facility and recently purchased by the Licensee;
(2) To install such telephone and network facilities including computers and other equipment therein as may be necessary or desirable for the conduct of the Purchased Business;
(3) For the Licensee, its servants agents and invitees to enter and leave the Shared Facility at all reasonable times subject to the Licensor's reasonable regulations and security precautions for the term of one year commencing the 1st day of January, 2000, and ending on the 31st day of December, 2000, the Licensee paying the fees set out in this license.

1.  LICENSEE'S COVENANTS

The Licensee covenants with the Licensor as follows:

(1) TO PAY FEES -- to pay to the Licensor during the term a fee equal to one half of all rents and other occupancy charges incurred by the Licensor with respect to the Shared Facility which accrue during the term of the license, which sum shall be paid by the Licensee to the Licensor on or before the date upon which payment is due by the Licensor to the Landlord or to any third party without any deduction, set-off or abatement whatsoever except as expressly provided herein;

(2) TO PAY INCREASES IN COSTS -- to pay to the Licensor as an additional license fee, any amount by which the rent (which expression includes additional rent and all other charges payable under the Lease) with respect to the Shared Facility is increased as a result of any act or omission on the part of the Licensee, including, without limiting the generality of the foregoing, any increase resulting from the application of Sections 4.05, 5.03, 5.04, 7.04, 7.06, 7.07, 7.09, 7.10, 7.16, 7.22, and Schedule "D" of
     the Lease.

(3) COMPLY WITH LEASE -- to comply in connection with its joint occupancy of the Shared Facility, with all of the terms, conditions and provisos, rules and regulations contained in the Lease, to the extent that same shall be applicable from time to time to the Shared Facility;

(4) ALTERATIONS -- not to perform any alterations or renovations to the Shared Facility without the express written consent of the Licensor;

(5) REMOVAL OF LIENS -- to procure the immediate removal of all liens against the Shared Facility or any part of it arising in connection with work performed for or materials furnished to, or obligations incurred by the Licensee;

(6) SECURING OF APPROVAL -- to secure approval from the Landlord or any of the authorities having jurisdiction and to submit proof of the approval to the Licensor before commencing construction, alterations or renovations, it being understood that the Licensor will co-operate in obtaining any such approval;

(7) TO OBSERVE AND PERFORM TERMS AND PROVISIONS -- to observe and perform all those terms and provisions of this license which are binding upon it and not to do or suffer to be done anything contrary to any term or provision of this license;

(8) RESTRICTIONS ON USE -- to use the Shared Facility only for the purpose of the Purchased Business;

(9) NUISANCE -- that nothing shall be done, omitted, or permitted by the Licensee in the Shared Facility which shall be or result in a nuisance or a disturbance to the Licensor in its occupation of the Shared Facility;

(10) NO STORAGE -- not to store any goods or merchandise in the Shared Facility without the written consent of the Licensor;

(11) REMOVAL OF SIGNS -- forthwith upon notice to remove from the Shared Facility signs, decorations, merchandise or displays to which the Licensor, acting reasonably, objects, and to permit the Licensor to remove such signs, decorations, merchandise or displays;

(12) MAINTENANCE AND REPAIRS -- at all times to keep the Shared Facility in a clean and sanitary condition and to contribute one-half of the cost, without mark-up of any repairs or maintenance required to be performed to same by the Licensor, (except to the extent that some are expressly to be borne by one party or the other pursuant hereto);

(13) ELECTRICAL APPARATUS -- at no time to use electrical or other services at the Shared Facility which exceed the capacity of any transmission equipment (including wiring, mains, pipes, conduits, valves and connections) so as to constitute a hazard;

(14) LIABILITY INSURANCE -- the Licensee shall throughout the term of this license provide and keep in force for the benefit of the Licensor and the Licensee general liability insurance in an amount of not less than $2,000,000.00 in respect of injury to or death of any one person or property damage; that all insurance shall be effected with insurers and upon terms and conditions satisfactory to the Licensor; the Licensee shall promptly furnish to the Licensor copies of insurance policies or other evidence satisfactory to the Licensor of insurance and any renewals of it; that if the Licensee fails to insure as required or fails promptly to furnish to the Licensor satisfactory evidence of insurance, or of the renewal of any policy before its expiration, the Licensor may effect such insurance for the benefit of the Licensee or the Licensor for a period not exceeding one year, and any premium paid by the Licensor shall be recoverable from the Licensee on demand as additional fees;

(15) TAXES -- to pay as and when they fall due all taxes and rates charged, assessed or levied in respect of all business or other activity carried on, in, or in connection with the Shared Facility by the Licensee, or in respect of the Licensee's business, income or property, and taxes personal to the Licensee;

(16) QUITTING OF PREMISES -- that at the expiration, cancellation or determination of the term the Licensee will remove its furniture and its fixtures from the Shared Facility and leave the Shared Facility in good repair, reasonable wear and tear and damage by fire, lightning and tempest for which the Licensor may have valid and collectible insurance only excepted;

(17) ASSIGNMENT --
      (1) that the Licensee shall not assign this license nor sublicense any part of the Shared Facility without the written consent of the Licensor, which consent may be withheld without reason notwithstanding any statutory provision respecting the unreasonable withholding of consent;

      (2) that the Licensee will not mortgage or otherwise encumber its interest in this license;

      (3) that the Licensee will not permit any concessionaire or person, firm or corporation to occupy any part of the Shared Facility, except its employees, permitted assigns or sublicensees;

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      (4)  that the Licensee will ensure that each assignee and sublicensee of any part of the licensed premises shall covenant with the Licensor to carry on in the Shared Facility only the business expressly permitted by this license and to be bound by all the terms and conditions of this license;

(18) RULES AND REGULATIONS -- to observe and comply with the rules and regulations set forth in the attached Schedule "B" and deemed to be a part of this license.

2.  LICENSOR'S COVENANTS

The Licensor covenants with the Licensee as follows:

(1) QUIET ENJOYMENT IN COMMON WITH LICENSOR -- that the Licensee shall have joint use and access to the Shared Facility in common with the Licensor, free of the claims of any third parties or interests in the Shared Facility created by the Licensor;

(2) PERFORM OBLIGATIONS UNDER LEASE -- subject to payment of the licensee fees by the Licensee and performance of the Licensee's obligations under this license, to perform all of the Licensor's obligations as tenant under the Lease with respect to the Premises, (except for the obligation to obtain consent to this License) and to pay one half of all rents due including all costs, charges and expenses payable under the Lease with respect to the Shared Facility;
(3)

(4) COMPLY WITH LEASE -- to comply in connection with its joint occupancy of the Shared Facility, with all of the terms, conditions and provisos, rules and regulations contained in the Lease, to the extent that same shall be applicable from time to time to the Licensor's occupation of the Shared Facility;

(5) ALTERATIONS -- not to perform any alterations or renovations to the Shared Facility without the express written consent of the Licensee;

(6) REMOVAL OF LIENS -- to procure the immediate removal of all liens against the Shared Facility or any part of it arising in connection with work performed for or materials furnished to, or obligations incurred by the Licensor;

(7) TO OBSERVE AND PERFORM TERMS AND PROVISIONS -- to observe and perform all those terms and provisions of this license which are binding upon it and not to do or suffer to be done anything contrary to any term or provision of this license;

(8) RESTRICTIONS ON USE -- to use the Shared Facility only for the purpose of the business of the Licensor presently conducted in the Shared Facility;

(9) NUISANCE -- that nothing shall be done, omitted, or permitted by the Licensor in the Shared Facility which shall be or result in a nuisance or a disturbance to the Licensee in its occupation of the Shared Facility;

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(10) MAINTENANCE AND REPAIRS -- at all times to keep the Shared Facility in a clean and sanitary condition and to contribute one-half of the cost, without mark-up of any repairs or maintenance required to be performed to same, (except to the extent that some are expressly to be borne by one party or the other pursuant hereto);

(11) TAXES -- to pay as and when they fall due all taxes and rates charged, assessed or levied in respect of all business or other activity carried on, in or in connection with the Shared Facility or in respect of the Licensor's business, income or property, and taxes personal to the Licensor;

(12) Liability insurance -- the Licensor shall throughout the term of this license provide and keep in force for the benefit of the Licensor and the Licensee general liability insurance in an amount of not less than $2,000,000.00 in respect of injury to or death of any one person or property damage; the Licensor shall promptly furnish to the Licensee copies of insurance policies or other evidence satisfactory to the Licensee of insurance and any renewals of it; that if the Licensor fails to insure as required or fails promptly to furnish to the Licensee satisfactory evidence of insurance, or of the renewal of any policy before its expiration, the Licensee may effect such insurance for the benefit of the Licensee or the Licensor for a period not exceeding one year, and any premium paid by the Licensee shall be recoverable from the Licensor on demand;

(12) RULES AND REGULATIONS -- to observe and comply with the rules and regulations set forth in the attached Schedule "B" and deemed to be a part of this license.

3.  PROVISOS

Provided always and it is agreed between the parties as follows:

(1) LICENSOR NOT LIABLE FOR LOSS OR INJURIES. Neither the Licensor nor its agents shall be liable for any loss, injury or damage caused to persons using the Shared Facility, to vehicles or their contents or any other property on them, for any damage to property entrusted to its or their employees, or for the loss of any property by theft or otherwise, and all property kept or stored in the Shared Facility shall be at the sole risk of the owner thereof, and neither the Licensor nor its agents shall be liable to the Licensee for any loss, injury or damage to persons or property resulting from any cause except as provided herein, nor shall the Licensor or its agents be liable for any loss or damage caused by acts or omissions of the Landlord or of any person who is not an employee or agent of the Licensor, or for damage caused by the construction of any public or other works.

(2) REMEDIES OF LICENSOR FOR NON-PAYMENT BY LICENSEE. If the Licensee fails to pay any moneys payable pursuant to this license and such moneys are in arrears and unpaid for a period of eight days after written notice, or if the Licensee is in default in the observance of any covenant on his part contained in this license after fifteen days written notice (or, if such default constitutes a default by Licensor under the terms of the Lease, after the lesser of fifteen days and the number of days permitted by the Lease to remedy such default) except a covenant to pay money, the Licensor may cancel this license by delivering to the Licensee notice in writing to that effect, and upon such delivery this license shall cease, but without prejudice to any rights of the Licensor which had accrued under this license before the cancellation.

(3) ADDITIONAL REMEDIES OF LICENSOR. In addition to the rights of the Licensor under paragraph 3(2), if the Licensee is in default in the performance of any covenant on his part contained in this license, except a covenant to pay money, the Licensor may perform the covenant for the account of the Licensee and shall not be liable for any loss or damage to the Licensee's business caused by acts of the Licensor in so remedying the default of the Licensee. If the Licensor at any time is compelled or elects to pay any sum of money or to do any acts which would require the payment of any sum of money, by reason of the failure of the Licensee to comply with any provisions of this license, or if the Licensor is compelled or elects to incur any expense, including legal fees, any sum so paid by the Licensor to the extent that it shall be reasonable shall be paid by the Licensee to the Licensor upon demand.

(4)  BANKRUPTCY OF LICENSEE.  If:

     (a) the Licensee is adjudicated a bankrupt, or adjudged to be insolvent, or

     (b) a receiver or trustee of the Licensee's property and affairs is appointed, or

     (c) the Licensee makes an assignment for the benefit of creditors or files a petition in bankruptcy or insolvency or for the appointment of a receiver, or

     (d) any execution or attachment is issued against the Licensee or any of the Licensee's property under which any person other than the Licensee attempts to take or occupy any of the Licensee's rights under this license, and the execution or attachment is not set aside, vacated, discharged or bonded within fifteen days after it issues, or

     (e) the Licensee attempts to execute a bulk sale or remove the bulk of its fixtures from the Shared Facility,

     this license may at the option of the Licensor be cancelled, whether the term has commenced or any moneys have been prepaid or not, by delivering to the Licensee notice to that effect, and upon such delivery this license shall cease, but without prejudice to any rights of the Licensor which had accrued before the cancellation.

(5) RELOCATION -- In the event that the Landlord shall at any time exercise any right contained in the lease, or shall request that the Licensor relocate to other premises in the Building or in the event that the Licensor should wish to assign, sublet, or surrender its tenancy of the Shared Facility and to relocate to other premises (the "Relocated Premises") the following terms and conditions shall be applicable;

     (a) the Relocated Premises shall contain a similar floor area as the Shared Facilities or, alternately, the Licensee shall be entitled to the use and occupation of an appropriately adjusted percentage thereof in accordance with the Licensee's requirements at such time (subject to an appropriate adjustment in the license fee);

     (b) the Licensor shall provide at its expense leasehold improvements in the Relocated Premises to a standard equal to the leasehold improvements in the Shared Facility;

     (c) the Licensor shall pay for the actual, reasonable, direct moving costs of the Licensee from the Shared Facility to the Relocated Premises; and

     (d) In the event of such relocation, the location of the Shared Facility shall be amended and the Relocated Premises shall deemed to be the Shared Facility;

     (e) the Licensee shall have the right (to be exercised within thirty days of receiving notice of such intended relocation) to terminate this License as of the date of the intended relocation; and

     (f) If the Licensor shall be vacating the Shared Facility without surrendering its lease of the Shared Facility to the Landlord (otherwise than by way of assignment or sublease to an assignee or subtenant who covenants and agrees to perform the obligations of the Licensor pursuant to this License) the Licensor shall first provide the opportunity to the Licensee to negotiate a sublease from the Licensor (on terms no more onerous than this agreement) of the portion of the Shared Facility designated as the Intrinsix Premises as set forth in Schedule C attached hereto.

     The Licensor acknowledges that relocation of the Licensee would cause disruption to the business of the Licensee, and accordingly, the Licensor will use reasonable efforts (not involving the expenditure of money) to avoid such relocation including, if practical, providing the Licensee with an opportunity to negotiate a lease of the Shared Facility with the Landlord.

(6) NO PRESUMPTION. The Licensee and the Licensor understand, agree and acknowledge that;

     (a)  the license has been freely negotiated by both parties; and

     (b) that in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this license or of any of its terms and conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this license or any portion thereof.

(7) ASSIGNMENT BY LICENSOR. In the event of the assignment, sale, lease or sublease by the Licensor of its interest in the Premises or the portion of it containing the Shared Facility or the assignment by the Licensor of this license or any interest of the Licensor hereunder, and to the extent that the purchaser, lessee or assignee has assumed the covenants and obligations of the Licensor under this license, the Licensor shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations, and the Licensee shall from time to time at the request of the Licensor certify or acknowledge to any mortgagee, purchaser, lessee or assignee or proposed mortgagee, purchaser, lessee or assignee the status and validity of this license and the state of the Licensor's and Licensee's account under it.

(8) NOTICES -- All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request demand, claim or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable overnight courier service, in each case to the intended recipient as set forth below:


     IF TO THE LICENSOR:                     Copy to:
     Telexis Corporation                     Bulger, Young
     Tower B, Suite 530                      310-411 Roosevelt Avenue
     555 Legget Drive                        Ottawa, ON K2A 3X9
     Kanata, Ontario K2K 2X3
     Attention: President                    Attention: Donald S. Duncan

     If to the Licensee:                     Copy to:
     Intrinsix Corp.                         Hale and Dorr LLP
     33 Lyman Street                         60 State Street
     Westboro, MA 01581                      Boston, MA 02109
     Attention: President                    Attention: William C. Benjamin



     Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party or Parties notice in the manner herein set forth.

(9) SUBORDINATION OF LICENSE. This license is subject and subordinate to all mortgages, deeds of trust, or security interests which may now or at any time after it takes effect affect the license in whole or in part or the Licensor's interest in the Shared Facility in whole or in part, and whether any such mortgages, deeds of trust, or security interests shall affect only the license or the Licensor's interest in the Shared Facility or shall affect other premises as well, and the Licensee shall at any time upon notice from the Licensor become a licensee of a mortgagee or trustee under any such mortgage or deed of trust upon the same terms and conditions as are herein set forth. This license shall also be subject and subordinate to all renewals, modifications, consolidations, replacements and extensions of any mortgages, deeds of trust, or security interests and in confirmation of such subordination the Licensee shall execute promptly upon request by the Licensor all certificates, instruments of postponement or other instruments which may from time to time be requested, to give effect thereto.

(10) CONTINUANCE OF LICENSE. If the Licensee continues to exercise the license granted after the expiration of its term without objection by the Licensor and without any written agreement providing otherwise, it shall be deemed to be a licensee from month to month terminable on 30 days written notice, and subject to the provisions of this license in so far as the same are applicable (including fees), but it shall be lawful for the Licensor to cancel and determine the license granted by delivering to the Licensee notice to that effect, and upon delivery of such notice the license shall cease without prejudice to any rights of the Licensor under this license accrued before the cancellation.

(11) ACCESS TO SHARED FACILITY -- Each Party covenants and agrees that it will not (and will instruct all of its employees, agents and representatives who have access to the Shared Facility not to):

     (i) interfere with the business or property of each Party, except as expressly provided;

     (ii) disclose any confidential information which was made available to it as a result of its access to the Shared Facility pursuant to this Agreement or

     (iii) make any material alterations to the Facility without the prior written consent of the other Party.

     Either Party will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach by the other of this proviso. The rights and remedies provided by this proviso are cumulative and in addition to any other rights and remedies either Party may have at law or equity.

(12) NON-WAIVER OF DEFAULT. The waiver or acquiescence by the Licensor or the Licensee of or in any breach by the other party of any covenant or condition shall not be deemed to be a waiver of the covenant or condition or any subsequent or other breach of any covenant or condition of this license.

(13) SEVERABILITY. Any term or provision of this License that is invalid or unenforceable in any situation in Ontario shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this License shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(14) AREA - The Licensor and the Licensee acknowledge that the Shared Facility has an area of approximately 10,808.5 rentable square feet and that the Premises contain an area of approximately 44,416.2 rentable square feet, and accordingly (subject to adjustment in area pursuant to the provisions of Lease) unless otherwise provided herein, the fee payable to the Licensor by the Licensee shall be 12.1673% of the total occupancy costs payable by the Licensor in connection with the Premises.

(15) INTEREST -- In the event that either of the Parties defaults in its obligation to make any payment hereunder, the defaulting Party shall pay the other Party interest at the prime rate in effect from time to time at the Royal Bank of Canada for Canadian dollar loans, plus two percent.

(16) Renewal - Provided that the Licensee is not in default in the performance of its obligations under this License, the Licensee shall have the option (to be exercised no later than September 20, 2000) of renewing this license for a period of one year upon the same terms and conditions as are contained herein, save and except for this right of renewal.

(17) Waiver of Subrogation - In the event of damage to the property of the Licensor or the Licensee from fire, lightning, explosion and all perils defined in a standard policy of fire insurance and additional perils, the parties agree to look solely to their respective insurers, and each party hereby waives any right of subrogation which their respective insurers may have against the other party, whether or not such damage results from the negligence or other fault of the other party, its servants, agents, or contractors.

(18) ALLOCATION OF SPACE - Unless otherwise agreed, the Licensor and the Licensee shall have exclusive use of those portions of the Shared Facility designated as "Telexis Premises" and "Intrinsix Premises" respectively on Schedule C attached hereto, and shall each have free access to the portion of the Shared Facility designated as "Common Premises" thereon.

(19) LAW. This License Agreement shall be governed by the laws of the Province of Ontario.

(20) HEADINGS. The section headings contained in this License are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

WITNESS our hands and seals.

TELEXIS CORPORATION


Per:  /s/ Andre Rancourt
      --------------------------------


Per:  /s/ David Rothwell
      --------------------------------

INTRINSIX CANADA CO.


Per:  /s/ Jim Gobes
      ---------------------------------

                                   SCHEDULE A

                                   Floor Plan
                                   ----------

                         3rd Floor, 555 Legget, Tower B

                  Approximately 10,808.5 rentable square feet

                                  SCHEDULE "B"

                             RULES AND REGULATIONS

1. CLEANLINESS AND TIDINESS. Neither the Licensor nor the Licensee shall perform acts or carry on any practices which may injure the buildings, and each of them shall keep the Shared Facility at all times orderly and tidy and free from rubbish and dirt.

2. INSTALLATIONS. Neither party shall install any lighting or plumbing fixtures, radio or television antennae, loudspeakers, sound amplifiers, or any mechanical, electrical or other means of sound reproduction or any similar device except with the advance written consent of the other party.

3. ALTERATIONS. Neither party shall make any alterations or additions without the consent of the other. If alterations become necessary because of the application of laws or government regulations to the business carried on by the Licensee, or because of any act or default of the Licensee, or because the Licensee has overloaded any facility, the Licensee shall make such alterations at its own expense after first obtaining the Licensor's written approval of plans and specifications and furnishing such indemnification against liens, costs, damages and expenses as the Licensor may reasonably require.

4. NOISE, LIGHTS AND ODORS. Neither party shall cause or permit any unusual or objectionable noises, lights or odours to emanate throughout and from the Shared Facility.

5. ADVERTISING. The Licensee shall not conduct merchandising, display or advertising in connection with its business except in a dignified manner and in conformity with the highest standards and practices prevailing among others dealing in the same or similar business.

6. REPUTATION. Any business conduct or practice promulgated, carried on or maintained by the Licensee which may harm or tend to harm the business or reputation of the Licensor, or reflect or tend to reflect unfavorably on the Licensor or which might confuse or mislead or tend to confuse or mislead the public, shall be immediately discontinued by the Licensee at the request of the Licensor.

7. PARKING. If rates or charges are imposed by the Landlord for the use of parking areas or facilities the Licensee shall pay, as an additional license fee, its proper share of such rates and charges.

8. INSURANCE. The Licensee shall not carry or omit to do or suffer to be done anything in or about the Shared Facility which will in any way impair or invalidate the obligation of any policy of insurance effected by the Licensor on the Shared Facility.

9. INCREASE IN INSURANCE PREMIUM. If the insurance rates in respect of the building or any part of it or any tenant or any Licensee in it shall be increased by reason of the Licensee's use of the Shared Facility, the Licensee shall indemnify the Licensor from all costs, charges and expenses imposed upon the Licensor as a result thereof.